Kramer, Levin, Naftalis, Nessen, Kamin & Frankel
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022 - 3852
                          (212) 715 - 9100
                                                          FAX
                                                          (212) 715-8000

                                                          ______

                                                          WRITER'S DIRECT
                                                          NUMBER

                                                          (212) 715-9100


                              December 18, 1995






VIA FEDERAL EXPRESS

Lexington Crosby Small Cap Asia Growth Fund, Inc.
Park 80 West, Plaza Two
Saddle Brook, N.J.  07662

Gentlemen and Ladies:

          We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 1 to the registration statement on Form N-1A of Lexington Crosby Small Cap Asia Growth Fund, Inc., File No. 33-59363.

                              Very truly yours,


                              Kramer, Levin, Naftalis, Nessen, Kamin & Frankel